EXHIBIT 22.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



September 12,  2005

Board of Directors
eNucleus, Inc.
2950 West Golf Road
Rolling Meadows, Illinois  60008
U.S.A.

Dear Sirs:

This letter is to constitute our consent to include the audit report of eNucleus, Inc. as of December 31, 2004 in the Registration Statement filed on Form 10-KSB contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN

/s/ Danziger and Hochman"